   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2000



                                                      REGISTRATION NO. 333-30174

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                GARAGE.COM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     6211                                    94-3285969
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)                 CLASSIFICATION NUMBER)

                              420 FLORENCE AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                 (650) 470-0950
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  GUY KAWASAKI
                            CHIEF EXECUTIVE OFFICER
                                GARAGE.COM INC.
                              420 FLORENCE AVENUE
                          PALO ALTO, CALIFORNIA 94301
                                 (650) 470-0950
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                  ALAN K. AUSTIN                                     KEVIN P. KENNEDY
                  JAMES C. CREIGH                                   SHEARMAN & STERLING
                   DAVID A. HSU                               1550 EL CAMINO REAL, SUITE 100
         WILSON SONSINI GOODRICH & ROSATI                      MENLO PARK, CALIFORNIA 94025
                650 PAGE MILL ROAD                                    (650) 330-2200
            PALO ALTO, CALIFORNIA 94304
                  (650) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED             OFFERING PRICE(1)         AMOUNT OF REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share...................           $68,425,000                       $18,065
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-30174) is being filed solely for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses to be paid by the Registrant, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                              AMOUNT TO BE
                                                                  PAID
                                                              ------------
SEC Registration fee........................................    $ 18,065
NASD filing fee.............................................       7,343
Nasdaq National Market listing fee..........................           *
Blue sky qualification fees and expenses....................       5,000
Printing and engraving expenses.............................     150,000
Legal fees and expenses.....................................     550,000
Accounting fees and expenses................................     250,000
Director and officer liability insurance....................           *
Transfer agent and registrar fees...........................      10,000
Miscellaneous expenses......................................           *
                                                                --------
          Total.............................................    $      *
                                                                ========

---------------
* To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements with its directors, officers and certain employees which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

     These indemnification provisions and the indemnification agreement to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Registrant intends to obtain in conjunction with the effectiveness of the Registration Statement a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

     The underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its inception, the Registrant has issued and sold the following unregistered securities:

          (1) Between October 31, 1997 and April 27, 1999, the Registrant sold 9,700,000 shares of common stock at prices ranging from $0.0005 to $0.05 per share to employees, directors and consultants. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

          (2) Between March 11, 1998 and September 30, 1998, the Registrant sold 1,800,000 shares of its Series A preferred stock to (a) two funds affiliated with Advanced Technology Ventures, (b) Silicon Valley Bancshares and (c) George Gilder for an aggregate purchase price of $600,030. Such sales were made in reliance on Section 4(2) of the Securities Act.

          (3) Between March 11, 1998 and January 8, 1999, the Registrant sold 7,300,000 shares of its Series B preferred stock to a total of 37 investors, including Chong-Moon Lee, Sanford R. Robertson and two funds affiliated with Advanced Technology Ventures, for an aggregate purchase price of $3,650,000. Such sales were made in reliance on Section 4(2) of the Securities Act.

          (4) Between May 19, 1999 and February 10, 2000, the Registrant granted options to purchase 2,665,741 shares of common stock at prices ranging from $0.50 to $7.00 to employees, directors and consultants pursuant to its 1999 Stock Plan. Such grants were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

          (5) Between August 27, 1999 and November 24, 1999, the Registrant sold 4,800,000 shares of its Series C preferred stock to a total of 37 investors, led by E*TRADE Group and funds affiliated with Advanced Technology Ventures, Mayfield Fund, Credit Suisse First Boston Corporation, and Draper Fisher Jurvetson Partners, for an aggregate purchase price of $12,000,000. Such sales were made in reliance on Section 4(2) of the Securities Act.

          (6) On December 31, 1999 and January 12, 2000, the Registrant issued 560,212 shares of Series D preferred stock to a total of 106 investors in exchange for their units of Garage.com Startups, LLC for an aggregate purchase price of $2,801,060. Such sales were made in reliance on Rule 506 under the Securities Act.

          (7) On February 8, 2000, the Registrant sold 2,989,917 shares of its Series E preferred stock to a total of 54 investors, led by Sequoia Capital, Safeguard Scientifics, Goldman Sachs, E*TRADE Group, Mayfield Fund, Advanced Technology Ventures, 3i Corporation, Hikari Tsushin, DBV Investments and Highland Capital for an aggregate purchase price of $26,909,253. Such sales were made in reliance on Rule 506 under the Securities Act.

     Share numbers in the foregoing table for shares issued prior to August 16, 1999 have been adjusted to account for a two-for-one stock split distributed on August 16, 1999.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
     1.1* Form of Underwriting Agreement
     3.1  Certificate of Incorporation of Garage.com Inc.
     3.2  Form of Amended and Restated Certificate of Incorporation of
            Garage.com Inc. to be filed immediately after the closing
            of the offering
     3.3  Bylaws of Garage.com Inc.
     4.1* Specimen Common Stock Certificate
     5.1* Opinion of Wilson Sonsini Goodrich & Rosati
    10.1  Amended and Restated 1999 Stock Plan and forms of agreements thereunder
    10.2  2000 Director Option Plan
    10.3  2000 Employee Stock Purchase Plan
    10.4  Form of Indemnification Agreement
    10.5  Sponsorship Agreement, dated as of March 11, 1998, between
            Garage.com and Advanced Technology Ventures IV, L.P.
    10.6  Sponsorship Agreement, dated as of July 21, 1998, between
            Garage.com and Credit Suisse First Boston Corporation
    10.7  Sponsorship Agreement, dated as of March 11, 1998, between
            Garage.com and Silicon Valley Bank
    10.8  Sponsorship Agreement, dated as of July 9, 1998, between
            Garage.com and Heidrick & Struggles
    10.9  Sponsorship Agreement, dated as of May 7, 1998, between
            Garage.com and Coopers & Lybrand LLP
    10.10 Sponsorship Agreement, dated as of May 8, 1998, between
            Garage.com and Venture Law Group
    10.11 Sponsorship Agreement, dated as of September 30, 1998, between Garage.com and Alburger Basso de Grosz Insurance
            Services, Inc., DBA abd Insurance and Financial Services
    10.12* Sponsorship Agreement, dated as of January 19, 1999, between
            Garage.com and Microsoft Corporation
    10.13 Lease, dated as of March 10, 1998, between 505 Hamilton
            Partners and Garage.com
    10.14 Amendment to Lease, dated as of November 11, 1999, between
            505 Hamilton Partners and Garage.com
    11.1* Statements of Computation of Pro Forma Common Shares and
            Equivalents
    21.1  List of Subsidiaries
    23.1** Consent of Ernst & Young LLP
    23.2* Consent of Wilson Sonsini Goodrich & Rosati (included in
            Exhibit 5.1)
    24.1** Power of Attorney


---------------
 * To be filed by amendment.


** Previously filed.

     (B) FINANCIAL STATEMENT SCHEDULES.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the 25th day of February 2000.


                                          GARAGE.COM

                                          By:       /s/ GUY KAWASAKI
                                             -----------------------------------
                                                        Guy Kawasaki
                                                   Chief Executive Officer
                                                (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----

                 /s/ GUY KAWASAKI                        Chairman of the Board,      February 25, 2000
---------------------------------------------------   Chief Executive Officer and
                   Guy Kawasaki                                 Director
                                                     (Principal Executive Officer)

               /s/ MARY ANN CUSENZA                    Vice President of Finance     February 25, 2000
---------------------------------------------------   and Chief Financial Officer
                 Mary Ann Cusenza                       (Principal Financial and
                                                          Accounting Officer)

               WILLIAM M. REICHERT*                      President and Director      February 25, 2000
---------------------------------------------------
                William M. Reichert

                THOMAS BEVILACQUA*                              Director             February 25, 2000
---------------------------------------------------
                 Thomas Bevilacqua

                    JOHN DEAN*                                  Director             February 25, 2000
---------------------------------------------------
                     John Dean

                 JOSEPH GRUNDFEST*                              Director             February 25, 2000
---------------------------------------------------
                 Joseph Grundfest

                   JOS HENKENS*                                 Director             February 25, 2000
---------------------------------------------------
                    Jos Henkens

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----

                  CRAIG JOHNSON*                                Director             February 25, 2000
---------------------------------------------------
                   Craig Johnson

                RICHARD KARLGAARD*                              Director             February 25, 2000
---------------------------------------------------
               Richard P. Karlgaard

                  CHONG-MOON LEE*                               Director             February 25, 2000
---------------------------------------------------
                  Chong-Moon Lee

                *Power of Attorney

             By: /s/ MARY ANN CUSENZA
     ----------------------------------------
                 Mary Ann Cusenza
                 Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
     1.1* Form of Underwriting Agreement
     3.1  Certificate of Incorporation of Garage.com Inc.
     3.2  Form of Amended and Restated Certificate of Incorporation of
            Garage.com Inc. to be filed immediately after the closing
            of the offering
     3.3  Bylaws of Garage.com Inc.
     4.1* Specimen Common Stock Certificate
     5.1* Opinion of Wilson Sonsini Goodrich & Rosati
    10.1  Amended and Restated 1999 Stock Plan and forms of agreements thereunder
    10.2  2000 Director Option Plan
    10.3  2000 Employee Stock Purchase Plan
    10.4  Form of Indemnification Agreement
    10.5  Sponsorship Agreement, dated as of March 11, 1998, between
            Garage.com and Advanced Technology Ventures IV, L.P.
    10.6  Sponsorship Agreement, dated as of July 21, 1998, between
            Garage.com and Credit Suisse First Boston Corporation
    10.7  Sponsorship Agreement, dated as of March 11, 1998, between
            Garage.com and Silicon Valley Bank
    10.8  Sponsorship Agreement, dated as of July 9, 1998, between
            Garage.com and Heidrick & Struggles
    10.9  Sponsorship Agreement, dated as of May 7, 1998, between
            Garage.com and Coopers & Lybrand LLP
    10.10 Sponsorship Agreement, dated as of May 8, 1998, between
            Garage.com and Venture Law Group
    10.11 Sponsorship Agreement, dated as of September 30, 1998, between Garage.com and Alburger Basso de Grosz Insurance
            Services, Inc., DBA abd Insurance and Financial Services
    10.12* Sponsorship Agreement, dated as of January 19, 1999, between
            Garage.com and Microsoft Corporation
    10.13 Lease, dated as of March 10, 1998, between 505 Hamilton
            Partners and Garage.com
    10.14 Amendment to Lease, dated as of November 11, 1999, between
            505 Hamilton Partners and Garage.com
    11.1* Statements of Computation of Pro Forma Common Shares and
            Equivalents
    21.1  List of Subsidiaries
    23.1** Consent of Ernst & Young LLP
    23.2* Consent of Wilson Sonsini Goodrich & Rosati (included in
            Exhibit 5.1)
    24.1** Power of Attorney


---------------
 * To be filed by amendment.


** Previously filed.